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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8, (File Nos. 33-93712, 33-93746, 333-03460, 333-03478 and 333-15547)
Form S-4, (File Nos. 333-00230, 333-4406, 333-09905 and 333-19185) and Form S-3
(File Nos. 333-10531 and 333-11607) of Physicians Resource Group, Inc. of our report dated April 5, 1996, on our audits of the financial statements of EyeCorp, Inc. as of December 31, 1995 and for the two years in the period ended December 31, 1995 which report is included in this Annual Report on Form 10-K/A.


                                        COOPERS & LYBRAND L.L.P.

Memphis, Tennessee
September 2, 1997